Exhibit 10.1

LOCK-UP AGREEMENT

_____, 2019

Pensare Acquisition Corp.

720 Peachtree Street, Suite 629

Atlanta, GA 30309

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to that certain Business Combination Agreement, dated as of July 24, 2019 (the “Combination Agreement”), by and among Pensare Acquisition Corp., a Delaware corporation (“Pensare”), Tango Merger Sub Corp., a Delaware corporation (“Merger Sub”), Stratos Management Systems Holdings, LLC, a Delaware limited liability company (“Holdings”), and Stratos Management Systems, Inc., a Delaware corporation (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Combination Agreement.

1. As used in this Agreement:

(a) “Lock-Up Shares” means (i) any and all shares of Pensare Common Stock issued pursuant to the Combination Agreement that are beneficially owned by Navigation Capital Partners II, L.P. (“Navigation”) as determined based on the distribution provisions set forth in Article X of that certain Amended and Restated Limited Liability Company Agreement of Holdings dated effective October 3, 2012 (as amended), which is presently expected to be approximately __% of the total number of shares of Pensare Common Stock issued pursuant to the Combination Agreement, and (ii) any other securities of Pensare issued as a dividend or other distribution with respect to or in exchange for or in replacement of any such shares or as the result of any split, combination of shares, recapitalization, merger, consolidation or other reorganization; and

(b) “Release Date” means the earliest to occur of (i) the first anniversary of the date hereof or (ii) the last day of the Escrow Period, as such term is defined in that certain Stock Escrow Agreement, dated as of July 27, 2017, to which the Company, Pensare Sponsor Group LLC, MasTec, Inc., Continental Stock Transfer & Trust Company and certain other persons are parties.

2. In order to induce Pensare to consummate the transactions contemplated by, and as required by Section 9.02(g) of, the Combination Agreement, each of the undersigned hereby agrees that, during the period (the “Lock-Up Period”) beginning on the date hereof and expiring on the Release Date, the undersigned will not: (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Lock-Up Shares, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b). The undersigned represent and warrant to Pensare that the Lock-Up Shares shall constitute not less than 50% of the total number of shares of Pensare Common Stock issued pursuant to the Purchase Agreement. For avoidance of doubt, the parties acknowledge and agree that other than the restrictions created above with respect to the Lock-Up Shares, there shall be no restrictions created under this Agreement with respect to any other shares of Pensare Common Stock held or owned by Holdings.

3. Each of the undersigned hereby authorizes Pensare during the Lock-Up Period to cause the transfer agent for Pensare Common Stock to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, the Lock-Up Shares for which the undersigned is the record holder and, in the case of Lock-Up Shares for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Lock-Up Shares.

4. Notwithstanding the foregoing, the undersigned may sell or otherwise transfer Lock-Up Shares:

(i) if the undersigned is not a natural person, to its direct or indirect equity holders or to any of its other affiliates;

(ii) as a bona fide gift or gifts;

(iii) to the immediate family members (including spouses, significant others, lineal descendants, brothers and sisters) of the undersigned;

(iv) to a family trust, foundation or partnership established for the exclusive benefit of the undersigned, its equity holders or any of their respective immediate family members;

(v) to a charitable foundation controlled by the undersigned, its equityholders or any of their respective immediate family members;

(vi) if the undersigned is not a natural person, to any affiliate, investment fund controlled or managed by the undersigned, or commonly controlled investment fund; or

(vii) if the undersigned is not a natural person, through distributions to limited or general partners, members, stockholders or affiliates of the undersigned;

provided, however, that upon any distribution or other sale or transfer pursuant to any of clauses (i) through (vii) above by Holdings to Navigation, Navigation shall be subject in all respects to and bound by the transfer restrictions and other terms and conditions contained in this Agreement, and in the case of any subsequent distribution, sale or transfer pursuant to clauses (i) through (vii) above by Navigation or any transferee of Navigation, such sale or transfer shall be conditioned upon entry by such transferees into a written agreement, addressed to Pensare, agreeing to be bound by the transfer restrictions and other terms and conditions contained in this Agreement.

5. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

6. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

7. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and its successors and assigns.

8. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the Delaware Chancery Court, or if such court does not have subject matter jurisdiction, in any court of the United States located in the State of Delaware, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

9. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested) or email transmission to the address or email address (as applicable) set forth below such party’s name on the signature page hereto.

[Signature on the following page]

Very truly yours,

Stratos Management Systems Holdings, LLC

By:
Name:
Title:

Address:

Email:

Navigation Capital Partners II, L.P.

By:
Name:
Title:

Address:

Email:

Accepted and Agreed: PENSARE ACQUISITION CORP.

By:
Name:
Title: